UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 20, 2007

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by g8wave Holdings, Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on August 14, 2007, under the heading “Executive Compensation - Employment Agreements,” the Company is required to grant to its Chief Executive Officer and President, Habib Khoury, its Senior Vice President and Managing Director of European Operations, Mark Challinor, its Senior Vice President and Managing Director of Asia Pacific Operations, Shubro Sen, and its interim Chief Financial Officer, Richard Gallagher, awards of 1,398,877, 166,725, 166,725 and 75,000 restricted stock units (“RSUs”), respectively, under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) and pursuant to their respective employment agreements. Each RSU, when fully vested, entitles the holder thereof to one share of the Company’s common stock, par value $.001 per share.

On August 20, 2007, the Company granted the awards as follows:

Name of Executive Officer	Number of Shares of Restricted Stock
Habib Khoury	1,398,877
Mark Challinor	166,725
Shubro Sen	166,725
Richard Gallagher	75,000

Mr. Khoury’s grant of 1,398,877 RSUs is subject to a Restricted Stock Unit Agreement which provides that, subject to his continued employment with the Company: (i) 349,719 of the RSUs will vest on September 2, 2007; (ii) 1,014,188 of the RSUs will vest in twenty-nine (29) equal monthly installments beginning on October 2, 2007 up to and including February 2, 2010; and (iii) 34,970 of the RSUs will vest on February 28, 2010. In the event of the death of Mr. Khoury or a “change of control” of the Company (as defined in Mr. Khoury’s Employment Agreement), all RSUs granted to Mr. Khoury will vest immediately. In addition, Mr. Khoury’s Restricted Stock Unit Agreement provides for six month vesting acceleration of outstanding RSU awards in the event Mr. Khoury is terminated without cause or due to his complete disability (as defined in Mr. Khoury’s Employment Agreement).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2007, Mr. Khoury received an initial grant of 300,000 fully vested RSUs on August 13, 2007.

Mr. Challinor’s grant of 166,725 RSUs is subject to a Restricted Stock Unit Agreement which provides that 41,681 of the RSUs will vest on January 25, 2008, and the balance in equal monthly installments over the next 36 months, subject to Mr. Challinor remaining in the Company’s employ on such vesting dates.

Dr. Sen’s grant of 166,725 RSUs is subject to a Restricted Stock Unit Agreement which provides that 41,681 of the RSUs will vest on August 12, 2007, and the balance in equal monthly installments over the next 36 months, subject to Dr. Sen remaining in the Company’s employ on such vesting dates.

Mr. Gallagher’s grant of 75,000 RSUs is subject to a Restricted Stock Unit Agreement which provides that such grant will vest upon the earlier of (i) the hiring of a permanent chief financial officer by the Company or (ii) 12 months from the date of such grant, subject to Mr. Gallagher remaining in the Company’s employ on such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

g8wave Holdings, Inc.

Date: August 23, 2007	By:	/s/ Habib Khoury
Habib Khoury
Chief Executive Officer